Exhibit 10.64

PURCHASE AND SALE AGREEMENT

dated as of March 10, 2023

among

SOLUNA HOLDINGS, INC.
as Seller

and

SOLUNA SLC FUND I PROJECTS HOLDCO, LLC
as Purchaser

and

for purposes of Section 3.3 only

SOLUNA DV DEVCO, LLC

and

SOLUNA DVSL COMPUTECO, LLC

Purchase of Membership Interests
of Soluna DVSL ComputeCo, LLC

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PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT, dated as of March 10, 2023, is entered into between SOLUNA HOLDINGS, INC., a Nevada corporation (the “Seller”), and SOLUNA SLC FUND I PROJECTS HOLDCO, LLC, a Delaware limited liability company (the “Purchaser”), and for purposes of Section 3.3 only, Soluna DV Devco, LLC (“Devco”) and Soluna DVSL ComputeCo, LLC (“DVSL”).

PRELIMINARY STATEMENTS

WHEREAS, the Seller and the Purchaser, together with Soluna DV Devco, LLC, a Nevada limited liability company, are party to that certain Third Amended and Restated Limited Liability Company Agreement of Soluna DVSL ComputeCo, LLC, a Delaware limited liability company, dated as of March 3, 2023 (as amended, amended and restated, supplemented and otherwise modified from time to time, the “LLCA”);

WHEREAS, as of February 9, 2023, pursuant to the LLCA, the Seller owned 26,330,434 Class B Membership Interests (as defined in the LLCA), constituting 67.8% of the Class B Membership Interests, and the Purchaser owned 12,500,000 Class B Membership Interests, constituting 32.2% of the Class B Membership Interests;

WHEREAS, in early 2023, the Parties desired that the Seller sell, and the Purchaser purchase for $7,500,000, membership interests in DVSL such that after giving effect to such transaction, Seller would own 14.6% of the Class B Membership Interests and Purchaser would own 85.4% of the Class B Membership Interests (the “Proposed SLC Purchase”);

WHEREAS, prior to the Parties consummating the Proposed SLC Purchase, certain project costs of DVSL became due and payable;

WHEREAS, the Parties have agreed in the Contribution Agreement that despite the Proposed SLC Purchase not having been consummated on January 1, 2023, all expenses of DVSL payable from and after January 1, 2023 that are to be funded by capital contributions of the members of DVSL will be funded by Seller and Purchaser in proportion to their ownership in DVSL as if the Proposed SLC Purchase had been consummated;

WHEREAS, Soluna DV ComputeCo, LLC, a Delaware limited liability company (“Soluna DV”) is required to fund its share of certain costs in respect of shared facilities that Soluna DV co-owns with DVSL;

WHEREAS, on February 10, 2023, Purchaser contributed $1,186,676 in exchange for 3,554,068 additional Class B Membership Interests in DVSL (the “First Advance”), which amount (a) was used by DVSL to fund certain DVSL project costs that would otherwise have been funded by use of capital contributions from each of Seller and Purchaser in proportion to their ownership had the Proposed SLC Purchase been consummated on January 1, 2023 (the portion of such capital contributions needed to fund such costs that would have been allocated to Seller had the Proposed SLC Purchase been consummated on January 1, 2023, the “First Advance Seller Obligations”), and (b) includes (i) an interest-free intercompany loan made by DVSL to Soluna DV to fund certain project costs of Soluna DV (which is wholly owned by Seller), which loan Seller wishes to repay in full on behalf of Soluna DV (the “First Advance Loan Repayment”), and (ii) certain shared facilities costs required to be reimbursed by Soluna DV (the “First Advance Reimbursable Costs”). The sum of the First Advance Seller Obligations, the First Advance Loan Repayment and First Advance Reimbursable Costs is $859,500 (the “First Advance Offset”);

WHEREAS, on March 3, 2023, Purchaser contributed $1,500,000 in exchange for 4,126,023 additional Class B Membership Interests in DVSL (the “Second Advance”), which amount (a) was used by DVSL to fund certain DVSL project costs that would otherwise have been funded by use of capital contributions from each of Seller and Purchaser in proportion to their ownership had the Proposed SLC Purchase been consummated on January 1, 2023 (the portion of such capital contributions needed to fund such costs that would have been allocated to Seller had the Proposed SLC Purchase been consummated on January 1, 2023, the “Second Advance Seller Obligations”), and (b) includes an interest-free intercompany loan made by DVSL to Soluna DV to fund certain project costs of Soluna DV, which Seller wishes to repay in full on behalf of Soluna DV (the “Second Advance Loan Repayment”). The sum of the Second Advance Seller Obligations and Second Advance Loan Repayment is $870,435 (the “Second Advance Offset”);

WHEREAS, after giving effect to the First Advance and the Second Advance, the Seller owns 26,330,434 Class B Membership Interests, constituting 56.61% of the Class B Membership Interests, and the Purchaser owns 20,180,091 Class B Membership Interests, constituting 43.39% of the Class B Membership Interests;

WHEREAS, the Parties desire to consummate the Proposed SLC Purchase;

WHEREAS, in respect of the Proposed SLC Purchase, the Parties desire that the First Advance Offset and Second Advance Offset be offset against the $7,500,000 purchase price;

WHEREAS, the Seller therefore desires to sell all of its right, title and interest in, to and under 19,539,897 Class B Membership Interests (constituting 42.0% of the total Class B Membership Interests) (the “Subject Membership Interests”), and the Purchaser desires to purchase the Subject Membership Interests from the Seller, on the terms and conditions set forth in this Agreement, such that immediately after giving effect to such purchase, Seller shall own 6,790,537 Class B Membership Interests (constituting 14.6% of the Class B Membership Interests) and Purchaser shall own 39,791,988 Class B Membership Interests (constituting 85.4% of the Class B Membership Interests);

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions contained in this Agreement, the parties agree as follows:

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ARTICLE I DEFINED TERMS

Section 1.1 Definitions. The following terms used in this Agreement shall have the meanings set forth below. Terms used but not defined in this Agreement shall have the meanings given in the LLCA.

“Agreement” means this Purchase and Sale Agreement.

“Business Day” means any day other than a Saturday, a Sunday or any day that commercial banks in New York, New York are not authorized or required to be closed.

“CarVal” means AB Carval Investors, LP, and its affiliates, including without limitation, CVI CD Wind Loan Holdings, LLC.

“Cash Portion of the Purchase Price” means (a) the Purchase Price of $7,500,000, less (b) the sum of (i) the First Advance Offset of $859,500, and (ii) the Second Advance Offset of $870,435. The Cash Portion of the Purchase Price is equal to $5,770,065.

“Contribution Agreement” means that certain Contribution Agreement, dated as of August 5, 2022, by and among the Seller, the Purchaser, Devco and DVSL.

“Cooperation Agreement” means the Cooperation Agreement to be entered into by Briscoe Wind Farm, LLC, a Delaware limited liability company, Soluna DVSL ComputeCo, LLC, a Delaware limited liability company, Soluna DV ComputeCo, LLC, a Delaware limited liability company and Soluna DV Services, LLC, a Nevada limited liability company.

“DVSL” has the meaning given in the Preamble.

“Financing Deadline” has the meaning given in Section 6.12.

“First Advance” has the meaning given in the Recitals.

“First Advance Loan Repayment” has the meaning given in the Recitals.

“First Advance Offset” has the meaning given in the Recitals.

“First Advance Reimbursable Costs” has the meaning given in the Recitals.

“First Advance Seller Obligations” has the meaning given in the Recitals.

“Lien” means any lien (statutory or otherwise), pledge, mortgage, deed of trust, security interest, charge, option, right of first refusal, right of first offer, easement, covenant, condition, restriction, declaration, servitude, transfer restriction, encumbrance, claims or other rights or interests of any kind whatsoever.

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“Noteholders” means each purchaser identified on the signature pages to the Note Purchase Agreement, as amended, supplemented or otherwise modified from time to time, and the secured convertible note issued thereunder.

“Note Purchase Agreement” means the Securities Purchase Agreement dated as of October 20, 2021 between Seller and the Noteholders.

“Permitted Equity Encumbrances” means (a) those restrictions on transfer imposed by applicable securities laws, and (b) restrictions imposed on transfers set forth in the LLCA.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, trust (including a business or statutory trust), unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.

“Phase 1b Project” has the meaning given in Section 6.12.

“Phase 1b Purchase Option” has the meaning given in Section 6.12.

“Project” has the meaning given in the LLCA.

“Project Pro Forma” has the meaning set forth in the Contribution Agreement.

“Project Marie” means the 25 MW data center in Kentucky owned by Seller.

“Proposed SLC Purchase” has the meaning given in the Recitals.

“Purchase Price” has the meaning specified in Section 2.2.

“Purchaser” has the meaning specified in the preamble to this Agreement.

“Second Advance” has the meaning given in the Recitals.

“Second Advance Loan Repayment” has the meaning given in the Recitals.

“Second Advance Offset” has the meaning given in the Recitals.

“Second Advance Seller Obligations” has the meaning given in the Recitals.

“Seller” has the meaning specified in the preamble to this Agreement.

“Soluna DV” has the meaning given in the Recitals.

“Subject Membership Interests” has the meaning given in the Recitals.

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“Taxes” means all forms of taxation or duties in the nature of a tax imposed by a taxing authority or other governmental authority, including taxes collected through withholding, together with any related interest, penalties or other additional amounts.

“Transfer Taxes” has the meaning specified in Section 6.10(b).

Section 1.2 Terms Generally.

(a) The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined.

(b) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(c) The words “include”, “includes” and “including”, when following any general statement, term or matter, shall be deemed to be followed by the phrase “without limitation”.

(d) The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(e) Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on such assignments set forth herein), (iii) the words “herein”, “hereof”, “hereto”, “hereunder” and “this Agreement”, and words of similar import shall be construed to refer to this Agreement in its entirety, including the exhibits and schedules hereto, and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Schedules, Annexes and Exhibits shall be construed to refer to Articles and Sections of, and Schedules, Annexes and Exhibits to, this Agreement, and (v) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented and in effect from time to time.

(f) In computing periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.

(g) Each covenant in this Agreement shall be given independent effect, and the fact that any act or omission may be permitted by one covenant and prohibited or restricted by any other covenant (whether or not dealing with the same or similar events) shall not be construed as creating any ambiguity, conflict or other basis to consider any matter other than the express terms hereof in determining the meaning or construction of such covenants and the enforcement thereof in accordance with their respective terms.

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(h) This Agreement is being entered into by and between competent and sophisticated parties who are experienced in business matters and represented by legal counsel and other advisors, and has been reviewed by the parties and their legal counsel and other advisors. Therefore, any ambiguous language in this Agreement will not be construed against any particular party as the drafter of the language.

(i) Article and Section headings contained in this Agreement are included for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

ARTICLE II PURCHASE AND SALE

Section 2.1 Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement (including, without limitation, the payment in full of the Purchase Price pursuant to and in accordance with Section 2.2), the Seller hereby irrevocably sells and assigns to the Purchaser, and the Purchaser hereby purchases and assumes from the Seller, as of the date hereof, all of Seller’s right, title and interest in, to and under the Subject Membership Interests.

Section 2.2 Purchase Price. The purchase price for the Subject Membership Interests shall equal $7,500,000 (the “Purchase Price”). The Purchaser shall pay the Purchase Price to the Seller (except as otherwise set forth on Exhibit A) on the date hereof in cash, by wire transfer of immediately available funds to the accounts specified by the Seller in, and in accordance with, the wire instructions set forth on Exhibit A.

(a) The purchase price for the Subject Membership Interests shall equal $7,500,000 (the “Purchase Price”).

(b) The Purchaser shall pay the Cash Portion of the Purchase Price, which accounts for the First Advance Offset and Second Advance Offset, to the Seller (except as otherwise set forth on Exhibit A) on the date hereof in cash, by wire transfer of immediately available funds to the accounts specified by the Seller in, and in accordance with, the wire instructions set forth on Exhibit A.

Section 2.3 Conditions Precedent. The Purchaser shall pay the Purchase Price in full pursuant to and in accordance with Section 2.2; provided, that, the Purchaser shall have received the following, each of which shall be in form and substance satisfactory to the Purchaser, in its sole discretion, on or prior to the date hereof:

(a) Effective as of the date hereof, the LLCA shall have been amended and restated in the form of the Fourth Amended and Restated Limited Liability Company Agreement, attached hereto as Exhibit B (the “Restated LLCA”), reflecting, among other things, the change in ownership percentages as a result of the sale of the Subject Membership Interests contemplated by this Agreement.

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(b) An executed Second Addendum Amendment, in a form acceptable to Purchaser, by and among the Seller and the purchasers under the Note Purchase Agreement, a copy of which (including all exhibits and ancillary agreements) has been provided to Purchaser.

(c) Executed letters of intent or term sheets between the Seller and hosting counterparties for 20 MW of the Project in accordance with the Project Pro Forma, copies of which (including all exhibits and ancillary agreements) have been provided to Purchaser.

(d) A fully executed Cooperation Agreement or written acknowledgement from CarVal that no material open issues remain with respect to the Cooperation Agreement, copies of which (including all exhibits and ancillary agreements) have been provided to Purchaser.

(e) A legal opinion from Nixon Peabody LLP in respect of the release of the Subject Membership Interests from collateral under the Note Purchase Agreement.

(f) Reasonably satisfactory confirmation that all debt and other obligations incurred by a subsidiary of Seller with respect to Project Marie is non-recourse debt, which is solely the obligation of the sole project company that owns such project and neither Seller nor any of its Affiliates (other than such project company) is liable for, or has any other obligation related to, such debt or other obligations.

(g) John Belizaire has been formally appointed as Chief Executive Officer of the Seller.

(h) A fully executed amendment and/or restatement of the Contribution Agreement, in substantially the form attached hereto as Exhibit C.

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER, DEVCO AND DVSL

To induce the Purchaser to enter into this Agreement and to purchase the Subject Membership Interests, the Seller hereby represents and warrants to the Purchaser the following:

Section 3.1 LLCA Reps. Each of the representations made by Seller pursuant to Section 3.9(c) of the LLCA is true and correct as of the date hereof, except to the extent that any such representations specifically refer to an earlier date, in which case such representations are true and correct as of such earlier date.

Section 3.2 Title to Interests. The Seller is the record and beneficial owner of the outstanding Subject Membership Interests, and has good and marketable title to the Subject Membership Interests, free and clear of all Liens other than Permitted Equity Encumbrances. The Seller has full right, power and authority to transfer and deliver to the Purchaser valid title to the Subject Membership Interests, free and clear of all Liens. Immediately following the Closing (as defined below), the Purchaser will be the record and beneficial owner of the Subject Membership Interests, and have good and marketable title to such Subject Membership Interests, free and clear of all Liens other than Permitted Equity Encumbrances. Except pursuant to this Agreement, there is no contractual obligation pursuant to which the Seller has, directly or indirectly, granted any option, warrant or other right to any person or entity to acquire any Subject Membership Interests or other equity interests in DVSL.

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Section 3.3 Contribution Agreement. Each of the Seller, Devco and DVSL hereby represents and warrants to Purchaser that the representations and warranties set forth in Sections 6.1 through 6.11 of Article VI and Sections 7.1 through 7.21 of Article VII of the Contribution Agreement are true, complete and correct as of the date hereof. Seller hereby represents and warrants to Purchaser that the representations and warranties set forth in paragraphs (a) through (i) of Section 8.2 of the Contribution Agreement are true, complete and correct as of the date hereof.

Section 3.4 Certain Tax Matters. Seller agrees to request that DVSL make a valid election under Section 754 of the Code (and under applicable provisions of state and local law) in accordance with section 7.5(b)(iii) of the LLCA, and such election shall be effective for the taxable year of DVSL that includes the date of the closing of the transactions contemplated herein (the “Closing”).

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER

To induce the Seller to enter into this Agreement and sell the Subject Membership Interests, the Purchaser hereby represents and warrants that each of the representations made by the Purchaser pursuant to Section 3.9(c) of the LLCA is true and correct as of the date hereof, except to the extent that any such representations specifically refer to an earlier date, in which case such representations are true and correct as of such earlier date.

ARTICLE V INDEMNIFICATION

Section 5.1 Indemnification. Each party shall defend, indemnify and hold harmless the other party, its affiliates, directors, officers and employees from and against all reasonable and documented claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys’ fees and disbursements, arising from or relating to (a) any inaccuracy in or breach of any of the representations or warranties made by it under this Agreement, or (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by it pursuant to this Agreement.

Section 5.2 Tax Treatment of Indemnification Payments. All indemnification payments made by Seller or Purchaser under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by law.

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Section 5.3 Effect of Investigation. Each party’s right to indemnification or other remedy based on the representations, warranties, covenants and agreements contained herein will not be affected by any investigation conducted by the same party with respect to, or any knowledge acquired by such party at any time, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement.

ARTICLE VI MISCELLANEOUS

Section 6.1 Notices. Section 11.1 of the LLCA is incorporated by reference.

Section 6.2 Amendments. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

Section 6.3 No Waiver by Course of Conduct; Cumulative Remedies. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof, and no single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Section 6.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 6.5 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by fax or other electronic transmission (i.e. a “pdf” or “tif” document) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 6.6 Entire Agreement. This Agreement together with the LLCA and Contribution Agreement represent the entire agreement of the parties and supersedes all prior agreements and understandings, oral or written, relating to the subject matter hereof.

Section 6.7 Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by applicable law, the parties agree that such invalidity or unenforceability will not impair the validity or enforceability of any other provision hereof.

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Section 6.8 Governing Law. This Agreement and all matters arising out of or in connection herewith shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict of laws rule or principle that might refer the governance or construction of this Agreement to the law of another jurisdiction. Each party irrevocably submit to the non-exclusive jurisdiction of any state or federal court in the State of Delaware with respect to any action or proceeding arising out of or relating to any such Dispute. Each party irrevocably and unconditionally waives trial by jury in any action, suit or proceeding hereunder.

Section 6.9 WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.10 Taxes.

(a) Any and all payments by or on behalf of the Purchaser to the Seller hereunder will be made free and clear of and without deduction for any and all present or future Taxes, unless otherwise required by applicable law. Purchaser shall provide, to the extent feasible, Seller with written notice of any deduction and withholding requirement to which Seller is subject no fewer than fifteen (15) Business Days prior to the date of such payment. To the extent that amounts are so withheld by Purchaser, Purchaser shall remit such withheld amounts to the applicable governmental authority, provide proof of timely payment to the Seller and such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Seller.

(b) All sales Taxes, use Taxes, transfer Taxes, filing fees and similar Taxes (excluding, for the avoidance of doubt, Taxes measured in whole or in part by income or gain and withholding Taxes subject to Section 6.10(a)), fees, charges and expenses (“Transfer Taxes”) required to be paid in connection with the Transactions contemplated by this Agreement shall be borne and paid equally by the Purchaser and Seller. Each Party shall use reasonable best efforts to avail itself of any available exemptions from Transfer Taxes, and to cooperate with the other Party in providing any information and documentation that may be necessary to obtain such exemptions. The obligation to prepare and file any tax return relating to Transfer Taxes shall be borne by the Party who has that responsibility under applicable law, provided the other Parties shall provide reasonable assistance with respect thereto.

Section 6.11 Fees and Expenses. At the Closing, Seller shall reimburse Purchaser or pay directly the reasonable and documented third party and out-of-pocket fees and costs incurred by Purchaser and its Affiliates.

Section 6.12 Phase 1b Purchase Option. In the event that Seller has not executed, on or prior to the date that is 45 days after the date hereof (the “Financing Deadline”), an agreement between the Seller or its affiliate and a third-party for a credit facility, loan, or other financing transaction with a total commitment of $2,000,000 or more to be applied to project costs of the Project or the adjacent project owned by Soluna DV (the “Phase 1b Project”), and delivered copies of such financing documents (including all exhibits and ancillary agreements) to Purchaser, then Purchaser shall have the right (but not the obligation) to require Seller to sell 30% of its interests in Soluna DV to Purchaser in exchange for a $2,000,000 payment from Purchaser to Seller (the “Phase 1b Purchase Option”) on substantially the same terms as Purchaser received in connection with their initial investment in DVSL. In the event that Purchaser elects to exercise the Phase 1b Purchase Option, Purchaser shall deliver, within 30 days after the Financing Deadline, written notice to Seller of its intent to exercise the Phase 1b Purchase Option, and the parties shall consummate the sale within 30 days after delivery of such written notice. Seller has provided a true and complete copy of the certificate of formation, operating agreement and any other governing documents of Soluna DV (collectively, the “Soluna DV Documents”) to Purchaser prior to the date hereof, and hereby represents, warrants and certifies that such Soluna DV Documents are in full force and effect and have not been rescinded as of the date hereof, and agrees that such Soluna DV Documents will not be modified or amended without prior written notice to Purchaser.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

SOLUNA HOLDINGS, INC.
as Seller

By:
Name:
Title:

[signatures continued on following page]

SOLUNA SLC FUND I PROJECTS HOLDCO, LLC as Purchaser

By:
Name:
Title:

[signatures continued on following page]

SOLUNA DVSL COMPUTECO, LLC

By:
Name:
Title:

SOLUNA DV DEVCO, LLC

By:
Name:
Title:

EXHIBIT A

Funds Flow and Use of Proceeds

Transactions to Close
Purchase Price:	$7,500,000

Less the following amounts deemed to have been paid by Purchaser:
(i) Amount deemed to have been paid by Purchaser on March 3, 2023 on behalf of Seller for capital contribution into DVSL to pay for portion of the Dorothy 1A security deposit:	$(859,500)[1]
(ii) Amount deemed to have been paid by Purchaser on February 10, 2023 on behalf of Seller for capital contribution into DVSL and expenses of Soluna DV:	$(870,435)[2]
Cash Portion of the Purchase Price, which shall be sent to Seller in accordance with the attached wire instructions (see attached):	$5,770,065

[1] This amount is calculated as Seller’s 14.6% share of the capital contribution to DVSL needed for the Dorothy 1A security deposit in favor of the Briscoe Wind Farm, which amount is $750,000 multiplied times 14.6%, plus Seller’s 100.0% share of its direct obligations for the Dorothy 1B security deposit, which amount is $750,000. The sum of these two amounts is $859,500.

[2] This amount is calculated as Seller’s 67.8% share of the capital contribution to DVSL needed to fund certain 2022 Dorothy 1A project costs, plus Seller’s 14.6% share of the capital contribution to DVSL needed to fund certain 2023 Dorothy 1A project costs, plus Seller’s 100.0% share of its direct obligations for certain Dorothy 1B project costs. The sum of these three amounts is $870,435. Documentation regarding the determination of these amounts, including a summary of applicable invoices, has been provided by Seller to Purchaser.